FOR IMMEDIATE RELEASE	May 12, 2004

Group 1 Software Reports Record Fourth Quarter and Fiscal Year Results

Quarterly Revenue and Earnings Well Above Guidance

Lanham, MD — Group 1 Software (Nasdaq: GSOF) today reported results for its fourth fiscal quarter and fiscal year ended March 31, 2004.  The Company reported record fourth quarter revenue of $37.9 million, up 30% vs. the prior year’s fourth quarter.  Net income available to common stockholders, also a record, increased 14% to $3.9 million from $3.5 million for the prior year’s fourth quarter.  Guidance was for revenue of $34 - $36 million and net earnings of $2.5 - $3.5 million.  Reducing operating income for the quarter were $0.3 million in merger and acquisition costs.  Inclusion of operating costs associated with the newly–acquired Sagent assets also limited the earnings increase, although revenues from Sagent and Centrus products were better than plan during the quarter.  Fully diluted earnings per share for the quarter increased to $0.25 per share from $0.22 per share the prior year.

For the entire 2004 fiscal year, the Company also reported record revenue and net income.  Revenue totaled  $118.7 million, a 14% increase from $104.3 million the prior year.  Net income available to common stockholders was $9.5 million, an increase of 9% from $8.7 million reported for the prior year.  Reducing operating income for the year were $1.1 million in merger and acquisition costs.  Fully diluted earnings per share were $0.60 compared with $0.59 in the prior year.

Total revenue for the quarter from Enterprise Solutions software and services was $28.2 million, a 42% increase over the prior year’s fourth quarter.  The Enterprise Solutions results include the software and services from the assets acquired from Sagent in October 2003.  Total revenue from DOC1 Customer Communications Management software and services was $9.7 million, up from $9.4 million in the prior year’s fourth quarter.

Fourth quarter license fee revenue for the Company increased 42% to $20.9 million vs. the prior year.  License fees in the Enterprise Solutions division were up 53% to $15.7 million.  License fees in the DOC1 division increased 18% to $5.2 million.

Group 1’s cash position grew even stronger in the quarter.  Cash and short-term investments totaled $60.0 million at March 31, 2004 compared with $58.5 million at December 31, 2003.

“We are very pleased with our performance this quarter, especially in that all of our market areas performed well,” said Bob Bowen, CEO of Group 1 Software.  “Both of our operating segments saw significant increases in license revenues compared with the prior year.  Our DOC1 division performed strongly in both domestic and international markets, including several initial sales of our next–generation DOC1 Series 5 product released during the quarter.  In the Enterprise Solutions division, the products we acquired with

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the assets of Sagent Technologies in October 2003, sold strongly.  This performance reinforced our conviction that these products and the professionals who develop, distribute and support them are an important part of Group 1’s future.  Finally, our traditional direct marketing applications and data quality solutions also were strong with several large enterprise sales.”

On April 13, 2004, Group 1 and Pitney Bowes Inc. of Stamford, CT issued a joint press release describing an agreement under which Pitney Bowes will acquire Group 1, subject to regulatory review, Group 1 shareholder approval and certain other conditions.  Please see the Website of either company for further details.

Group 1 Software (Nasdaq: GSOF ) is a leading provider of solutions that help over 3,000 organizations worldwide maximize the value of their customer and other data. Group 1 provides industry-leading technologies that allow businesses to cleanse and enrich their corporate data, generate personalized customer communications and integrate and deliver data across the enterprise. These technologies are essential components of enterprise applications including customer relationship management (CRM), enterprise resource planning (ERP) and business intelligence systems. Founded in 1982 and headquartered in Lanham, Maryland, Group 1 offers solutions utilized by leaders in the financial services, banking, GIS/mapping, retail, telecommunications, utilities, insurance and other industries. The company’s customer base includes such recognized names as Entergy, GEICO, L.L. Bean, MapQuest, QVC, Siemens, Wal-Mart and Wells Fargo. For more information about Group 1, visit the company’s Web site at http://www.g1.com.

The Company will hold a conference call at 4:30 PM EST today to discuss these results. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.g1.com or by dialing 800-374-0565.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation reform Act of 1995.  Words like “are enthusiastic”, “announced our intent”, “guidance” and “projects” are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks and uncertainties.  Readers are cautioned not to place undue reliance of these forward-looking statements, which address the conditions as they are found on the date of this press release.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of unanticipated events.  For additional information regarding these and other risks and uncertainties associated with the Company’s business, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.  Group 1 Software and DOC1 are registered trademarks of Group 1 Software, Inc.

Contacts

Mark Funston, CFO, Group 1 Software at 301.918.0381 or mark_funston@g1.com

David Peikin, Corporate Communications Manager, Group 1 Software at 301.918.0818 or pr@g1.com

Charles Messman, MKR Group at 626-395-9500 or cmessman@mkr-group.com

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GROUP 1 SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Month Period Ended March 31,		For the Twelve Month Period Ended March 31,

	2004	2003	2004	2003

Revenue:
Software license and related revenue	$20,965	$14,749	$56,472	$48,480
Maintenance and services	16,965	14,414	62,269	55,772

Total revenue	37,930	29,163	118,741	104,252

Cost of revenue:
Software license expense	3,932	4,080	14,956	15,293
Maintenance and service expense	5,066	4,413	18,398	17,094

Total cost of revenue	8,998	8,493	33,354	32,387

Gross profit	28,932	20,670	85,387	71,865
Operating expenses:
Research and development	5,022	3,214	15,974	11,800
Sales and marketing	12,838	9,235	39,875	32,947
General and administrative	5,053	3,758	16,157	14,626

Total operating expenses	22,913	16,207	72,006	59,373

Income from operations	6,019	4,463	13,381	12,492
Non-operating income
Interest income	200	278	1,208	1,157
Interest expense	(24)	(12)	(55)	(301)
Other non-operating income	168	236	520	14

Total non-operating income	344	502	1,673	870

Income before provision for income taxes	6,363	4,965	15,054	13,362

Provision for income taxes	2,418	1,490	5,528	4,602

Net income	3,945	3,475	9,526	8,760

Preferred stock dividend requirements	—	(2)	—	(44)

Net income available to common stockholders	$3,945	$3,473	$9,526	$8,716

Basic earnings per share	$0.28	$0.26	$0.69	$0.67

Diluted earnings per share	$0.25	$0.22	$0.60	$0.59

Basic weighted average shares outstanding	13,903	13,543	13,826	13,029

Diluted weighted average shares outstanding	15,560	15,586	15,765	14,621

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GROUP 1 SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2004	March 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$43,211	$56,475
Short-term investments, available-for-sale	16,777	7,712
Trade and installment accounts receivable, less allowance of $2,459 and $1,755	35,478	18,834
Deferred income taxes	2,766	2,130
Prepaid expenses and other current assets	4,786	4,067

Total current assets	103,018	89,218
Installment accounts receivable, long-term	—	39
Property and equipment, net	5,824	4,707
Computer software, net	25,736	23,490
Goodwill	24,340	12,716
Other assets	6,151	206

Total assets	$165,069	$130,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,007	$1,358
Current portion of note payable and capital lease obligation	527	371
Accrued expenses	13,368	7,033
Accrued compensation	10,129	9,454
Current deferred revenues	42,975	31,241

Total current liabilities	69,006	49,457
Note payable and capital lease obligation, net of current portion	42	350
Deferred revenues, long-term	1,534	315
Deferred income taxes	4,587	4,694

Total liabilities	75,169	54,816

Commitments and contingencies	—	—
Stockholders’ equity:
6% cumulative convertible preferred stock $0.25 par value; 1,200 shares authorized; no shares issued (aggregate involuntary liquidation preference $950)	—	—
Common stock $0.50 par value; 200,000 and 50,000 shares authorized; 15,197 and 14,902 shares issued	7,598	7,451
Additional paid in capital	37,589	34,951
Retained earnings	47,145	37,619
Accumulated other comprehensive income (loss)	2,661	184
Less treasury stock, 1,271 and 1,246 shares, at cost	(5,093)	(4,645)

Total stockholders’ equity	89,900	75,560

Total liabilities and stockholders’ equity	$165,069	$130,376

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Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2004

GROUP 1 SOFTWARE, INC.

By: /s/ MARK D. FUNSTON

Name: Mark D. Funston

Title: Chief Financial Officer

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